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                                                                    Exhibit  4.0

COMMON STOCK                                                        COMMON STOCK
CERTIFICATE NO.                              SEE REVERSE FOR CERTAIN DEFINITIONS
                                                                 CUSIP _________


                          NEW ENGLAND BANCSHARES, INC.
                  ORGANIZED UNDER THE LAWS OF THE UNITED STATES


THIS CERTIFIES THAT              S P E C I M E N

is the owner of:

       FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK $0.01 PAR VALUE
                    PER SHARE OF NEW ENGLAND BANCSHARES, INC.
         a stock company organized under the laws of the United States.

     The shares represented by this certificate are transferable only on the stock transfer books of New England Bancshares, Inc. (the "Company") by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Charter of the Company and any amendments thereto (copies of which are on file with the Secretary of the Company), to all of which provisions the holder by acceptance hereof, assents. The shares evidenced by this certificate are not of an insurable type and are not insured by the Federal Deposit Insurance Corporation.

     IN WITNESS WHEREOF, NEW ENGLAND BANCSHARES, INC. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.


Dated:                               [SEAL]
          President and                                       Secretary
          Chief Executive Officer

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         The shares represented by this Certificate are subject to a limitation contained in the Charter to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit.

         The Board of Directors of the Company is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

         The shares represented by this Certificate may not be cumulatively voted on any matter.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common                 UNIF GIFTS MIN ACT - ___________ custodian __________
                                                                           (Cust)              (Minor)

TEN ENT  -  as tenants by the entireties                             under Uniform Gifts to Minors Act

                                                                                _____________________
                                                                                       (State)

JT TEN - as joint tenants with right of survivorship and not as tenants in common

     Additional abbreviations may also be used though not in the above list.

For value received __________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFICATION NUMBER OF ASSIGNEE

________________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee.

__________________________________________________ shares of the common stock represented by this certificate and do hereby irrevocably constitute and appoint ______________________________________________________________________________,
attorney, to transfer the said stock on the books of the within-named bank with full power of substitution in the premises.

DATED  ______________________       ____________________________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.



SIGNATURE GUARANTEED:     ______________________________________________________
                          THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
                          GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS
                          AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
                          MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
                          MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15